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                           SUBSCRIPTION AGREEMENT OF
                                 William Iverson                    Exhibit 1.2


PreludeVentures, Inc.
2585 West 14th Avenue
Vancouver, BC, Canada  V6K 2W6

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the"PURCHASER") is purchasing 1 MILLION shares of common stock of Prelude Ventures Inc. (the "COMPANY") a Nevada Corporation, at a price of $0.025 per share (the "SUBSCRIPTION PRICE")

Purchaser hereby confirms the Subscription for and purchase of the said number of Shares, hereby agrees to pay herewith the Subscription Price for such Shares.

CHECK PAYABLE TO:  Prelude Ventures, Inc.

Executed this     11TH       day of  OCTOBER 2000   at
                ----------          --------------
  203-1010 CHILCO ST.   (Street Address),   VANCOUVER   (City)
------------------------                  -------------
  BC  (State)   CANADA   (Zip/Postal Code)  V6G2R6
 ----          --------                    --------

/s/ William Iverson
Signature of Purchaser

Printed name of Purchaser
 WILLIAM IVERSON
-------------------

Social Security Number/Tax ID
717 863 666
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Number of Shares Purchased                      Total Subscription Price
1,000,000 (1 MILLION)                           $25,000
--------------------                           ----------

Form of Payment:                                Accepted this 11H day of
                                                              ---
                                                OCTOBER, 2000
                                               ----------------

                                                Prelude Ventures, Inc.
                                                /s/ William Iverson
                                               ----------------------
                                                Title: President